UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 13, 2010 (July 12, 2010)

Bohai Pharmaceuticals Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53401	98-0588402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Yantai Bohai Pharmaceuticals Group Co. Ltd.
No. 9 Daxin Road, Zhifu District
Yantai, Shandong Province, China 264000

(Address of principal executive offices)

Registrant’s telephone number, including area code: +86(535)-685-7928

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective July 12, 2010, the board of directors (consisting of Hongwei Qu, the sole director) of Bohai Pharmaceuticals Group, Inc. (the “Company”), by written consent to action and pursuant to the Company’s Amended and Restated Bylaws (which provides for a classified board of directors of the Company), appointed the following persons to serve on the board of directors of the Company

Class I	Wang Chengde and Hongwei Qu (for terms ending with the 2010 annual meeting of stockholders)

Class II	Louis A. Bevilacqua, Esq. (for a term ending with the 2011 annual meeting of stockholders)

Class III	Adam Wasserman (for a term ending with the 2012 annual meeting of stockholders)

The biographical information of the Company’s directors as of July 6, 2010 is set forth below.  References below to “Bohai” are to Yantai Bohai Pharmaceuticals Group Co. Ltd., the Company’s operating subsidiary in China.

Hongwei Qu became the Company’s President, Chief Executive Officer, Interim Chief Financial Officer, Treasurer and Secretary as of January 5, 2010, and, became the sole director and Chairman of the Company’s board of directors effective as of January 16, 2010 upon filing of Schedule 14(f) with the SEC on January 6, 2010 in compliance with Section 14(f) of the Exchange Act. Mr. Qu relinquished the positions of Interim Chief Financial Officer, Secretary and Treasurer in June 2010.  From 2001 to May 2007, Mr. Qu was the founder and principal officer of Yantai Hangwei Medical Trading Co., a Chinese company engaged in the wholesale of drugs and medical products and retail of medical devices. In May 2007, Mr. Qu took principal responsibilities for the acquisition of Bohai.  From May 2007 until present, Mr. Qu has served as the General Manger and Executive Director of Bohai.  Mr. Qu has significant experience in the medical and pharmaceutical sectors in China.  Mr. Qu graduated from Shandong Economic University with a bachelor degree.

Chengde Wang became an independent director of the Company on July 12, 2010.  Mr. Wang has served as the director medical doctor and Ph.D. /MD advisor of Beijing Shuntiande Chinese Medicine Hospital since October 2005, where he is responsible for managing medical practice and research projects.  Prior to joining Beijing Shuntiande Chinese Medicine Hospital, Mr. Wang worked at Guang Anmen Hospital under China Academy of Chinese Medical Science and was the professor and the chief physician in the Beijing University of Chinese Medicine.  Mr. Wang is an expert in Traditional Chinese Medicine and has been honored by the P.R.C. State Council.  He is a member of National Committee of The Chinese People’s Political Consultative Conference, a director of Cooperation Center of State Administration of Traditional Chinese Medicine with Taiwan, Hong Kong and Macao, director and Secretary-General of the Center of Traditional Chinese Medicine Society and expert of review committee of National Essential Drugs Association.  Mr. Wang graduated from Beijing University of Chinese Medicine.

Louis A. Bevilacqua, Esq. became an independent director of the Company on July 12, 2010.  From October 2008 to present, Mr. Bevilacqua has been a partner in the Corporate and Securities Group at the law firm of Pillsbury Winthrop Shaw Pittman LLP and is resident in the firm’s Washington, DC office.  Prior to joining Pillsbury, Mr. Bevilacqua was a partner in the Business and Finance Group at the law firm of Thelen LLP during the period from January 2003 through October 2008.  Mr. Bevilacqua has broad experience in public offerings and private placements of securities, Exchange Act compliance, angel and venture capital financings, other areas of equity and debt financing and mergers, acquisitions and other business combinations, including “roll up” and “reverse acquisition” transactions.  Mr. Bevilacqua is a leader of Pillsbury’s China Capital Markets practice and has significant experience representing China-based middle market public companies.  Mr. Bevilacqua obtained his JD from Fordham University School of Law in 1994, where he became a member of the Order of the Coif, and he obtained his undergraduate degree from Fordham University, where he graduated with honors.

Adam Wasserman became an independent director of our company on July 12, 2010.  Mr. Wasserman has served as the chief financial officer of Gold Horse International, Inc. (OTCBB:GHII) since July 2007, chief financial officer of Emerald Acquisition Corporation (PINK:PEAR) since June 2010 and as a director of China Direct Industries, Inc. (NASDAQ:CDII) since January 2010.  Since November 1999, Mr. Wasserman has been CEO of CFO Oncall, Inc., a Weston, Florida-based provider of consulting and accounting services specializing in SEC reporting, financial reporting, budgeting and planning, mergers and acquisitions, audit preparation services, accounting department supervision ,and internal controls.  Mr. Wasserman has previously served as the chief financial officer of Explorations Group Inc. (January 2002 until December 2005), Colmena Corp. (May 2003 until June 2004), China Wind Systems, Inc. (November 2007 to December 2008), Genesis Pharmaceuticals Enterprises, Inc. (October 2001 until October 2007), and other companies, all client companies of CFO Oncall, Inc.  From June 1991 to November 1999, he was Senior Audit Manager at American Express Tax and Business Services, in Fort Lauderdale, Florida where his responsibilities included supervising, training and evaluating senior staff members, work paper review, auditing, maintaining positive client relations, preparation of tax returns and preparation of financial statements and the related footnotes. From September 1986 to May 1991, he was employed by Deloitte & Touche, LLP.  During his employment, his significant assignments included audits of public (SEC reporting) and private companies, tax preparation and planning, management consulting, systems design, staff instruction, and recruiting.  Mr. Wasserman holds a Bachelor of Science in Accounting from the State University of New York at Albany.  He is a CPA (New York) and a member of The American Institute of Certified Public Accountants and is a director, treasurer and executive board member of Gold Coast Venture Capital Association.

Independent Director and Indemnification Agreements

On July 6, 2010, Adam Wasserman and Louis A. Bevilacqua entered into independent director and indemnification agreements with the Company, and on January 11, 2010, Chengde Wang entered into such agreements with the Company, each of which became effective on July 12, 2010 with their appointments to the Company’s board of directors and the Company's execution thereof.  The form of independent director and indemnification agreements are filed as Exhibit 10.1 to this Current Report on Form 8-K (the “Independent Director Agreement”).

Pursuant to the Independent Director Agreements:

(i)            each independent director will be retained as a director of the Company until the director or the Company terminates the agreement upon thirty (30) days prior written notice, with or without cause;

(ii)           Mr. Wasserman will be entitled to receive, subject to certain conditions, a $20,000 annual director’s fee and a five year non-qualified option to purchase 6,000 shares of restricted common stock of the Company at a price equal to $2.00 per share with cashless exercise feature;

(iii)          Mr. Bevilacqua will receive a $20,000 annual director’s fee and, subject to certain conditions, a five year non-qualified option to purchase 20,000 shares of restricted common stock of the Company at a price equal to $2.00 per share with cashless exercise feature; and

(iv)          Mr. Wang will receive a $22,000 annual director’s fee.

The Independent Director Agreement also contains standard confidentiality provisions and provides that the Company shall indemnify the directors to the fullest extent permitted by law against personal liability for actions taken in the performance of their duties to the Company.

The foregoing summary of the independent director agreement is qualified in its entirety by reference to the Agreement filed as an exhibit to this Current Report.

Item 9.01.           Financial Statements and Exhibits.

(d)	Exhibits

10.1	Form of Independent Director Agreement and Indemnify Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 13, 2010	Bohai Pharmaceuticals Group, Inc.

	By:	/s/ Hongwei Qu

		Name:	Hongwei Qu
		Title:	President and Chief Executive Officer